UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   March 25, 2010

GLOBAL CASINOS, INC.
(Exact Name of Registrant as Specified in its Charter)

Utah	0-15415	87-0340206
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification number)

1507 Pine Street, Boulder, CO  80302
(Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code:   (303) 449-2100

______________________________________________________

(Former name or former address, if changed since last report)

___	Written communications pursuant to Rule 425 under the Securities Act
___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION

     Effective March 25, 2010, Casinos U.S.A., Inc., (as “Borrower”) a wholly-owned subsidiary of Global Casinos, Inc., (the “Company”) executed an Allonge and Modification Agreement (“Agreement”) with Gary L. Shupp, P.C., for the benefit of those persons identified on Exhibit A to the Agreement (as Lender) modifying the terms of that certain promissory note in the original principal amount of $237,748.91 dated as of January 17, 1997 (the “Note”) providing for extension of the maturity date of the Note with modifications to its terms, subject to the conditions set forth in the Agreement.   By Current Report dated September 19, 2009, the Company had previously disclosed the maturity of the Note.  A copy of the Allonge and Loan Participation Agreement is filed herewith as Exhibit 10.1.

ITEM 9.01:       EXHIBITS

(c)	Exhibit

Item	Title
10.1	Allonge and Modification Agreement

SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Global Casinos, Inc (Registrant)

Dated: March 25, 2010	/s/ Clifford L. Neuman_______________ Clifford L. Neuman, President